UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2008
NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough, Suite 100
Houston, Texas		77067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

I. Price Risk Management

(a) With the objective of enhancing the certainty of future revenues, from time to time Noble Energy, Inc. (“we”or the “Company”) enter into commodity derivative instruments. Through December 31, 2007, we elected to designate the majority of these derivative instruments as cash flow hedges for financial accounting purposes. Effective January 1, 2008 forward, we voluntarily elected to account for these derivative instruments using the mark-to-market (MTM) accounting method and from that date will recognize all future gains and losses on derivative instruments in earnings in the period in which they occur.

(b) For the quarter ended March 31, 2008, we anticipate pre-tax MTM derivative losses of $237 million from our crude oil and natural gas derivative instruments described separately below, of which $218 million was unrealized. We intend to report adjusted net income in our quarterly press release of earnings by eliminating the unrealized MTM loss (net of tax) from net income to arrive at adjusted net income. Although adjusted net income is a non-GAAP measure, we believe it is useful information for investors because the unrealized loss relates to derivative instruments that hedge our production in future months. The loss that is associated with derivative instruments that hedge current production is recognized in net income and is not eliminated in determining adjusted net income. The adjustment better matches derivative losses with the period when the underlying hedged production occurs. During the quarter, net cash outflow related to settled crude oil and natural gas derivative instruments was $141 million.

(c) Unrealized derivative losses and gains that occurred through December 31, 2007 under our previous cash flow hedge accounting method were deferred in Accumulated Other Comprehensive Loss (AOCL) as of that date. These losses and gains will be reclassified to future earnings as they are realized upon settlement of the associated derivative instrument. The pre-tax amount of deferred losses and gains in AOCL that is associated with instruments that settled in the first quarter was a net loss of $60 million ($97 million loss related to oil and a $37 million gain related to gas ) which will be included in net income as a decrease to oil revenue and an increase to gas revenue, respectively. Since the amounts represent realized derivative losses and gains, the revenue decrease or increase will be reflected in net income and will not be eliminated in determining adjusted net income.

 II. Crude Oil Derivative Instruments

(a) Included in the first quarter pre-tax mark-to-market losses mentioned in I (b) above, $111 million relates to crude oil derivative instruments, of which $104 million was unrealized. During the quarter, net cash outflows related to settled crude oil derivative instruments were $110 million.

(b) Presented below is a comprehensive summary of our crude oil derivative instruments as of March 31, 2008, with notional volumes expressed in barrels (Bbls) per day and prices in dollars per Bbl.  The average price of our crude oil variable to fixed price swap derivative instruments remaining for 2008 is $43.53 per Bbl.  The average floor and ceiling prices of our crude oil costless collar derivative instruments remaining for 2008 are $51.66 and $68.99 per Bbl, respectively.

(c) From December 31, 2007 through March 31, 2008, we entered into additional variable to fixed price swaps covering 2,000 barrels per day for calendar year 2009 and costless collars covering 2,000 barrels per day for calendar 2010.

Crude Oil Derivative Instruments

	Variable to Fixed Price Swaps [1]		Costless Collars [2]
		Weighted		Weighted	Weighted
	Volume	Average	Volume	Average	Average
Production Period	Per Day	Fixed Price	Per Day	Floor Price	Ceiling Price
2nd Qtr 2008	18,500	$43.72	7,320	$51.35	$69.09
3rd Qtr 2008	18,500	43.52	6,948	51.69	68.96
4th Qtr 2008	18,500	43.35	6,687	51.95	68.91
2nd-4th Qtr 2008 Average	18,500	$43.53	6,984	$51.66	$68.99

2009 Average	11,000	$88.35	6,774	$53.19	$66.84

2010 Average	-	$-	5,500	$69.00	$85.65

[1] Includes Dated Brent variable to fixed price swaps of 2,000 Bbls per day for 2008 and 2009, respectively. All other variable to fixed price swaps are indexed to NYMEX WTI.
[2] Includes Dated Brent costless collars of 3,884 Bbls per day for 2008 and 3,074 Bbls per day 2009. All other costless collars are indexed to NYMEX WTI.

III. Natural Gas Derivative Instruments

(a) Included in the first quarter  mark-to-market losses mentioned in I(b) above, $126 million relates to natural gas derivative instruments, of which $114 million was unrealized. During the quarter, net cash outflows related to settled natural gas derivative instruments were $31 million.

(b) Presented below is a comprehensive summary of our natural gas derivative instruments as of March 31, 2008, with notional volumes expressed in millions of British thermal units (MMBtu) per day and prices in dollars per MMBtu. The average price of our natural gas variable to fixed price swap derivative instruments remaining for 2008 is $5.43 per MMBtu.  The average floor and ceiling prices of our natural gas costless collar derivative instruments remaining for 2008 are $6.75 and $8.70 per MMBtu, respectively.

(c) From December 31, 2007 through March 31, 2008, we entered into additional costless collars covering 100,000 MMBtu per day for calendar year 2009.

Natural Gas Derivative Instruments

	Variable to Fixed Price Swaps [1]		Costless Collars [2]
		Weighted		Weighted	Weighted
	Volume	Average	Volume	Average	Average
Production Period	Per Day	Fixed Price	Per Day	Floor Price	Ceiling Price
2nd Qtr 2008	170,000	$5.34	14,000	$6.75	$8.70
3rd Qtr 2008	170,000	5.33	14,000	6.75	8.70
4th Qtr 2008	170,000	5.63	14,000	6.75	8.70
2nd-4th Qtr 2008 Average	170,000	$5.43	14,000	$6.75	$8.70

2009 Average	-	$-	115,000	$8.23	$10.29

2010 Average	-	$-	15,000	$6.25	$8.10

[1] In addition to the NYMEX Hentry Hub variable to fixed price swaps shown above for 2008, we have 150,000 MMBtu per day of basis swaps with an average regional differential to NYMEX Henry Hub of $(1.44).

[2] Includes Colorado Interstate Gas costless collars of 14,000 MMBtu per day for 2008, 15,000 MMBtu per day for 2009 and 15,000 MMBtu per day for 2010. All other costless collars are indexed to NYMEX Hentry Hub.

IV. Forward-Looking Statements

This report on Form 8-K contains projections and other “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are typically identified by use of terms such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should” or similar expressions or variations on these expressions, and are made based on our current plans, expectations, estimates, assumptions and beliefs concerning future events. No assurances can be given that such events or performance will occur as projected, and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation:

•	the timing and extent of changes in commodity prices for crude oil, natural gas and related products, foreign currency exchange rates, interest rates and financial market conditions;
•	the extent and effect of any hedging activities engaged in by us;
•	our liquidity and ability to finance our acquisition, exploration and development activities;
•	the supply and demand for oil, natural gas and other products or services;
•	the presence or recoverability of estimated reserves;
•	our ability to replace reserves;
•	drilling and operating risks;
•	environmental risks;
•	exploration and development risks;
•	government regulation or other action; and
•	the ability of management to execute its plans to meet its goals.

We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished as part of this current Report on Form 8-K:

99.1	Press Release dated April 17, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: April 17, 2008	By:	/s/ Chris Tong
Chris Tong
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated April 17, 2008.